UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 20, 2004

REMEC, INC.

(Exact name of registrant as specified in its charter)

California	1-16541	95-3814301
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3790 Via de la Valle, San Diego, CA 92014

(Address of principal executive offices, with zip code)

(858) 505-3713

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 20, 2004, REMEC, Inc. entered into a definitive agreement and plan of merger to sell its subsidiary, REMEC Defense & Space, Inc., to Chelton Microwave Corporation (“Buyer”) for $260 million in cash. The definitive agreement provides that Chelton RDS Acquisition Corp., a wholly-owned subsidiary of Buyer, will be merged with and into REMEC Defense & Space, and REMEC Defense & Space will survive the merger as a wholly-owned subsidiary of Buyer.

The completion of the merger is subject to approval by REMEC’s shareholders and customary closing conditions, including regulatory approval. The definitive agreement provides that REMEC will use commercially reasonable efforts to file a proxy statement relating to the solicitation of shareholder approval with the Securities and Exchange Commission prior to January 19, 2005.

On December 20, 2004, REMEC issued a news release announcing the signing of the definitive agreement and plan of merger. A copy of the news release is attached as Exhibit 99.1 and incorporated by reference herein in its entirety.

Forward-Looking Statements. Statements in the press release attached hereto that are not historical are forward-looking statements, which involve known and unknown risks and uncertainties. Actual results could differ materially from those implied by such forward-looking statements due to a variety of factors, including, general and industry economic conditions, competition, development factors, operating costs and other risks and uncertainties that are detailed from time to time in REMEC’s filings with the Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

The following exhibit is filed with this current report:

Exhibit No.	Description
99.1	Press Release, dated December 20, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REMEC, INC.

Date: December 20, 2004	By:	/s/ Donald J. Wilkins
Donald J. Wilkins
Senior Vice President, General Counsel and Secretary